Exhibit 16.1

March 18, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Protagonist Therapeutics, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Protagonist Therapeutics, Inc. dated March 13, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
San Jose, California

Attachment

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, suite 1800, San Jose, CA 95110

T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us